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                            REVOLVING PROMISSORY NOTE
                            -------------------------

AMOUNT OF NOTE: $1,921,152.92

         1. Obligation. This Revolving Promissory Note is made as of the 1st day of July, 1998. PROVIDENT AMERICAN CORPORATION ("PAMCO"), a Pennsylvania corporation, having offices located at 2500 DeKalb Pike, Norristown, Pennsylvania 19404, promises to pay to the order of PROVIDENT INDEMNITY LIFE INSURANCE COMPANY ("PILIC"), its insurance company subsidiary domiciled in Pennsylvania, with offices located at 2500 DeKalb Pike, Norristown, Pennsylvania 19404, the sum of ONE MILLION NINE HUNDRED TWENTY ONE THOUSAND ONE HUNDRED FIFTY TWO and 92/100 ($1,921,152.92) DOLLARS, with interest as hereinafter provided on the unpaid principal balance until paid, lawful money of the United States of America, without defalcation, at the offices of PILIC, or such other address as it may designate by written notice to PAMCO (the "Loan").

         2. Interest Rate. The principal balance of the Loan as it shall vary from time to time shall bear interest at the rate of eight percent (8%) per annum.

         3. Revolving Note. PAMCO may from time to time repay all or a portion of the original principal balance hereof. PAMCO shall have the right upon request to PILIC to reborrow any amount repaid under this Note, provided that
(a) an Event of Default has not occurred; (b) the principal balance of the Loan shall at no time exceed $1,921,152.92; and (c) PILIC has not demanded repayment of this Note under Section 4 below.

         4. Payment of Principal and Interest. Interest shall be accrued and paid by PAMCO to PILIC annually each year after the date hereof commencing on June 30, 1999 until repaid in full. Upon demand by PILIC, PAMCO shall pay to PILIC the entire amount of unpaid principal together with all accumulated interest and any other charges or payments due hereunder. PAMCO shall have the right to prepay principal at any time without payment of premium or penalty.

         5. Late Charge. If any payment hereunder is not made when due and continues unpaid for a period of ten (10) days thereafter, PAMCO shall pay PILIC or any other holder hereof, in addition to all amounts of principal and interest, a late charge of five cents for each $1.00 so overdue, or such lesser late charge as may be required by law.

         6. Calculation of Interest. The annual interest rate on the Loan shall be calculated on the basis of a 360-day year by multiplying the interest rate then in effect by a fraction, the numerator of which is the actual number of days the Loan is outstanding and the denominator of which is 360.

         7. Events of Default. In addition to any other default described herein, the occurrence of any one or more of the following events shall, at the sole discretion of PILIC, constitute an event of default ("Event of Default") hereunder:

                  a. The failure of PAMCO to pay when due any principal or
                     interest as required under this Note.


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                  b. Any assignment for the benefit of PAMCO's creditors, or the filing of any other proceedings by PAMCO or by any other person or entity rendering PAMCO subject to a proceeding in insolvency or in bankruptcy, either for liquidation or for reorganization.

                  c. any action of PAMCO in connection with or in contemplation of dissolution, liquidation, or termination of existence of PAMCO.

                  d. The attachment or seizure of or levy upon any property of
                     PAMCO if not removed within sixty (60) days after such attachment, seizure or levy, provided PAMCO is diligently pursuing the cure thereof.

PILIC agrees to provide PAMCO written notice of, and a thirty (30) day period to cure, any Event of Default. Any written notice required to be given hereunder shall be sent by certified mail, return receipt requested to the address for the recipient set forth above.

         8. Remedies Upon Event of Default.

                  a. Upon the occurrence of any uncured Event of Default
                     hereunder, all monies payable principal and interest hereunder shall, at the option of PILIC, upon written notice become immediately due and payable, and PILIC shall thereupon have all rights and remedies provided hereunder or otherwise available at law or in equity. All of the aforesaid rights and remedies shall be cumulative.

                  b. Upon the occurrence of an Event of Default and after ten
                     (10) days written notice of intent to take action as set forth in this Paragraph 5(b), PILIC shall have the right to authorize and empower the Prothonotary, Clerk of Court or any Attorney of any Court of Record of Pennsylvania, or elsewhere, to appear for and to confess judgment against PAMCO for the above sum, as of any term, past, present or future, with or without declaration, with costs of suit, release of errors, without stay of execution, and with 15% added for collection fees. PAMCO also waives the right of inquisition on any real estate that may be levied upon to collect this Note and does hereby voluntarily condemn the same and authorizes the Prothonotary to enter upon the writ of execution said voluntary condemnation, and PILIC further agrees that said real estate may be sold on a writ of execution, and PAMCO hereby waives and releases all relief from any and all appraisement, stay or exemption laws of any State, now in force or hereafter to be passed.

         9. CONFESSION OF JUDGMENT. UPON THE OCCURRENCE OF AN UNCURED EVENT OF DEFAULT, PAMCO IRREVOCABLY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR PAMCO IN ANY AND ALL ACTIONS AND (A) TO ENTER JUDGMENT AGAINST PAMCO FOR THE AMOUNT DUE HEREUNDER OR (B) TQ SIGN FOR PAMCO AN AGREEMENT FOR ENTERING IN ANY COMPETENT COURT AN AMICABLE ACTION OR ACTIONS TO CONFESS JUDGEMENT AGAINST PAMCO FOR THE AMOUNT DUE HEREUNDER; AND IN EITHER CASE THE AMOUNT DUE HEREUNDER SHALL INCLUDE THE UNPAID PRINCIPAL SUM, INTEREST, ALL OTHER SUMS OWED BY PAMCO TO PILIC PURSUANT TO THE TERMS OF THIS NOTE, COSTS, EXPENSES AND REASONABLE ATTORNEYS' FEES. INTEREST SHALL CONTINUE TO BECOME DUE AND

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PAYABLE ACCORDING TO THE TERMS HEREOF UNTIL THE PRINCIPAL, ALL INTEREST, COSTS
AND EXPENSES ARE PAID IN FULL, EVEN IF SUCH PERIOD OF TIME EXTENDS UNTIL AFTER ANY FORECLOSURE OR EXECUTION SALE. IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL HEREOF, AND A COPY VERIFIED BY AFFIDAVIT SHALL BE SUFFICIENT WARRANT FOR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST PAMCO AS PROVIDED HEREIN. JUDGMENT MAY BE CONFESSED FROM TIME TO TIME UNDER THE AFORESAID POWERS, WHICH SHALL NOT BE EXHAUSTED BY ONE EXERCISE THEREOF.

         10. Non-Waiver for Event of Default. Failure to exercise any right or remedy shall not be construed as a waiver or release thereof. Waiver by PILIC of any Event of Default hereunder shall not constitute a waiver of any subsequent Event of Default.

         11. Waiver of Presentment and Notice. Except as set forth above, PAMCO waives all demands, presentments, protests, diligences, notices of dishonor and any other notices and formalities in connection with this Note.

         12. Situs. This Note has been delivered in, and shall be governed by and construed in accordance with the internal laws, and not the law of conflicts, of the Commonwealth of Pennsylvania, all rights and remedies being governed by Pennsylvania's substantive laws.

         13. Consent to Jurisdiction. PAMCO irrevocably agrees to the exclusive jurisdiction of the Court of Common Pleas of Montgomery County, Pennsylvania and/or the United States District Court for the Eastern District of Pennsylvania in any and all disputes, actions, or proceedings between PILIC and PAMCO, whether arising hereunder or under any other agreement or undertaking; and PAMCO irrevocably agrees to service of process by certified mail, return receipt requested, to PAMCO at the address listed in the records of PILIC.

         14. Successors. All rights of PILIC hereunder shall inure to the benefit of its successors and assigns and all obligations of PAMCO shall bind its successors and assigns.

         15. Severability. Any provision hereof found to be illegal, invalid, or unenforceable for any reason whatsoever shall not affect the validity, legality or enforceability of the remainder hereof.

         IN WITNESS WHEREOF, PROVIDENT AMERICAN CORPORATION, intending to be legally bound, has duly executed this Note, as of the date first set forth above.

                                                 PROVIDENT AMERICAN CORPORATION

                                                 By:
                                                    ----------------------------
                                                    Alvin H. Clemens, Chairman